Exhibit 10.18

PLEDGE AND SECURITY AGREEMENT

This Pledge and Security Agreement (this “Agreement”) is made and entered into as of December 23, 2011 by and between Howell Countryside, Inc., a New Jersey corporation (“Howell”), and HCI Properties LLC, a New Jersey limited liability company (“HCI”), each of which has a principal business address at Laurel Oak Corporate Center, 1103 Laurel Oak Road, Suite 105B, Voorhees, NJ 08043 (each of the foregoing is hereinafter individually and collectively referred to as “Pledgor”), and National Tax Credit Investors II, a California limited partnership, whose address is 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 (together with its successors and assigns, “Lender”).

R E C I T A L S

A.         Reference is made to that certain Secured Promissory Note, dated as of the date hereof, made by Pledgor and A.A.H. Management Company, Inc., a New Jersey corporation (“Guarantor” and together with Pledgors, collectively, “Borrower”), in favor of Lender (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Note”), evidencing a loan made by Lender to Borrower in the amount of $3,550,000.00 (the “Loan”).  All capitalized terms used and not otherwise defined herein shall have the meanings set forth for the such terms in the Note.

B.         Each Pledgor is the owner of the general or limited partnership interests in Countryside North American Partners L.P., a New Jersey limited partnership (the “Partnership”).

C.        This Agreement is given by each Pledgor to secure payment and performance by Borrower the under the Note.

A G R E E M E N T

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                  Defined Terms.  The following terms, when used in this Agreement (including when used in the above recitals), shall have the following meanings:

“Attorneys’ Fees and Costs” means (i) fees and out-of-pocket costs of Lender’s attorneys, as applicable, including, without limitation, costs of Lender’s in-house counsel, support staff costs, costs of preparing for litigation, computerized research, telephone and facsimile transmission expenses, mileage, deposition costs, postage, duplicating, process service, videotaping and similar costs and expenses; (ii) costs and fees of any expert witnesses; and (iii) all investigatory fees.

“Bankruptcy or Insolvency Event” means:  (i) the making of a general assignment for the benefit of creditors by any Borrower or any guarantor of the Indebtedness; (ii) the voluntary appointment (at the request of any such party or with the consent of any such party) of a receiver, custodian, liquidator or trustee in bankruptcy of the property of any Borrower or any guarantor of the Indebtedness; (iii) the filing by any Borrower or any guarantor of the Indebtedness of a petition in bankruptcy or an adjudication of any Borrower or any guarantor of the Indebtedness as bankrupt or insolvent; (iv) the filing by any Borrower or any guarantor of the Indebtedness of any petition or answer seeking or acquiescing in any relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors; (v) any Borrower or any guarantor of the Indebtedness admitting in writing its insolvency or inability to pay its debts generally as they become due; or (vi) the filing against any Borrower or any guarantor of the Indebtedness of a petition seeking any relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other similar relief for debtors, or the involuntary appointment of a receiver, custodian, liquidator or trustee in bankruptcy of the property of any Borrower or any guarantor of the Indebtedness, if such petition or appointment is not vacated or discharged within thirty (30) days after the filing or making thereof.

“Borrower” is defined in the recitals hereto.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which the national banking associations are not open for business.

“Event of Default” is defined in Section 9.

“Indebtedness” means the outstanding principal balance of the Note, interest at the interest rate set forth in the Note thereon, and all other amounts due at any time under, the Note, this Agreement or any other Loan Document, including late charges, default interest, and any advances permitted hereunder to protect the security of this Agreement

“Lender” is defined in the recitals hereto.

“Loan” is defined in the recitals hereto.

“Loan Documents” means the Note, this Agreement, all guaranties, all indemnity agreements, and any other documents now or in the future executed by Borrower, any guarantor or any other Person in connection with the loan evidenced by the Note, as such documents may be amended from time to time.

“Note” is defined in the recitals hereto.

“Pledged Collateral” is defined in Section 2.

“Pledged Interests” is defined in Section 2(a).

“Secured Obligations” is defined in Section 3.

“Transfer” means to sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (whether directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record), as applicable, all or any portion of, or any direct or indirect legal or beneficial interest in, the Pledged Collateral or any corporation, partnership (limited or general), limited liability company, trust or any other entity comprising Pledgor.

“UCC” is defined in Section 2(b).

2.                  Pledge and Creation of Security Interest.  To secure the timely payment and performance of the Secured Obligations, each Pledgor hereby grants to Lender a security interest and continuing lien on all of such Pledgor’s rights, titles and interests in, to and under the following, in each case, whether now owned or existing or hereafter acquired or arising and wherever located (collectively, the “Pledged Collateral”):

2.1              all of Pledgor’s rights, titles and interests in and to the Partnership (collectively, the “Pledged Interests”), including, without limitation, (i) all limited partnership interests, and any certificates representing such interests, in Partnership, (ii) any interest of Borrower on the books and records of Partnership, (iii) all distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds (collectively, “Distributions”) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such [limited liability company interests]/[limited partnership interests]/[shares of stock] in Partnership, and (iv) all rights, titles and interests under [the limited partnership agreement of the Partnership (including, without limitation, all amendments, modifications and supplements thereto and restatements thereof); and

2.2              to the extent not otherwise included above, (i) all “proceeds” of the Pledged Interests as defined in Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New Jersey (the “UCC”), (ii) all payments or distributions made with respect to any Pledged Interests, and (iii) whatever is receivable or received when any Pledged Collateral or any part thereof, or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and all products, accessions, rents and profits of or in respect of any of the foregoing.

3.                  Secured Obligations of Borrower.  The Pledged Collateral secures and shall hereafter secure, the prompt and complete payment or performance in full when due, whether pursuant to the stated terms of the Loan Documents, on demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of (a) the Indebtedness and all other obligations of every nature of Borrower from time to time owed to Lender under the Note and the other Loan Documents, and (b) to the extent not covered by the foregoing, all other obligations of every nature of Borrower owed to Lender from time to time under this Agreement (collectively, the “Secured Obligations”).  All payments and performance shall be in accordance with the terms of the Note or this Agreement (as applicable).  Borrower shall reimburse Lender on demand for any and all amounts expended by Lender in accordance with, or in the enforcement (judicially or otherwise) or exercise of its rights under, the terms of this Agreement, including all Attorneys’ Fees and Costs, which amounts are included in the Secured Obligations secured hereunder.

4.                  Representations and Warranties. Each Pledgor represents and warrants as follows:

4.1              Pledgor is and will be at all times the legal and beneficial owner of the Partnership Interests and the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance, except for security interests created in favor of Lender.

4.2              The pledge pursuant to this Agreement of any Pledged Collateral creates or will create a valid first priority security interest in the Pledged Collateral, securing the payment of the Secured Obligations.

4.3              To the best of Pledgor’s knowledge, other than the filing of financing statements, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by each Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by each Pledgor or (ii) for the exercise by Lender of the rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the foreclosure of security interests generally).

4.4              The information concerning the Partnership Interests contained in Schedule 1 attached hereto and incorporated herein is true and correct.

4.5              No Bankruptcy or Insolvency Event has occurred and Pledgor is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and Borrower has no actual knowledge of any Person contemplating the filing of any such petition against Pledgor.

4.6              To Pledgor’s actual knowledge, the Loan Documents are not subject to any right of rescission, set off, counterclaim or defense by Pledgor, including the defense of usury, nor would, to the actual knowledge of Pledgor, the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations);

4.7              Pledgor agrees that all of the representations and warranties of Borrower set forth in this Section 4 and elsewhere in this Agreement shall survive for so long as any portion of the Loan remains owing to Lender.

5.                  Further Assurances. Each Pledgor agrees that at any time and from time to time, at the expense of each Pledgor, each Pledgor will promptly execute and deliver all further instruments, certificates and documents and take all further action that may be reasonably necessary or desirable or that Lender may reasonably request in order to perfect and protect any security interest granted or purported to be granted hereby or pursuant to the Note or to enable Lender to exercise and enforce its rights and remedies hereunder and under the Note with respect to any Pledged Collateral.

6.                  Pledgor’s Rights; Dividends; Etc.

6.1              So long as no Event of Default shall have occurred and be continuing:

(a)               Each Pledgor shall be entitled to exercise any rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement including the right to vote the partnership interests for any purpose allowed under each Pledgor’s articles of incorporation, bylaws or applicable law; provided, however, that each Pledgor shall not exercise or refrain from exercising any such right if, in Lender’s reasonable judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof, and provided further, that each Pledgor shall give Lender at least five (5) days’ prior written notice of the manner in which he intends to exercise, or the reasons for refraining from exercising, any such right.

(b)               Each Pledgor shall be entitled to receive and retain any and all interest, dividends and distributions in respect of the Pledged Collateral, provided, however, that any and all:

(i)                  proceeds, distributions and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral;

(ii)                proceeds and distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus; and

(iii)               cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for the Partnership Interests or any Pledged Collateral,

shall be, and shall be forthwith delivered to Lender to hold as, Pledged Collateral and shall, if and when received by each Pledgor, be received in trust for the benefit of Lender, be segregated from the other property or funds of each Pledgor, and be forthwith delivered to Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

6.2              Upon the occurrence and during the continuance of an Event of Default:

(a)               All rights of each Pledgor to receive the interest, dividends and distributions on the Pledged Collateral which Pledgor would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall cease, and all such rights shall thereupon become vested in Lender which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, interest, distributions and payments.

(b)               All interest, dividends, distributions and payments which are received by each Pledgor contrary to the provisions of paragraph (i) of this Section 6(b) shall be received in trust for the benefit of Lender, shall be segregated from other funds of each Pledgor and shall be forthwith paid over to Lender as Pledged Collateral in the same form as so received (with any necessary endorsement); provided such funds shall be deposited in an interest-bearing account to the extent the same are not applied by Lender to reduce the amount of the Loan.

7.                  Filing Records.  Borrower hereby authorizes Lender to file a Record or Records (as defined in the UCC), including, without limitation, financing or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as Lender may determine, in its reasonable discretion, are necessary to perfect the security interest granted hereby to Lender.  Such financing statements may describe the Pledged Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as Lender may determine, in its reasonable discretion, is necessary to ensure the perfection of the security interest in the Pledged Collateral granted to Lender, including, without limitation, describing such property as “all assets” or “all Personal property.”

8.                  Further Assurances.  Borrower agrees that from time to time, at the expense of Borrower, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary and that Lender may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby, to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral and/or to better and more fully evidence or effectuate the rights of Lender under the Loan Documents.

9.                  Events of Defaults.  The occurrence of any one or more of the following shall constitute an event of default (each an, “Event of Default”) under this Agreement:

9.1              any failure by Borrower to pay or deposit when due any amount required by the Note;

9.2              any failure by Pledgor to pay any amount required by this Agreement or any other Loan Document;

9.3              any fraud or material misrepresentation or material omission by Borrower, any of its officers, directors, trustees, general partners or managers or any guarantor in connection with (i) the application for or creation of the Indebtedness, (ii) any financial statement, rent schedule, or other report or information provided to Lender during the term of the Indebtedness, or (iii) any request for Lender’s consent to any proposed action;

9.4              the occurrence of any Transfer;

9.5              the commencement of a forfeiture action or proceeding, whether civil or criminal, which, in Lender’s reasonable judgment, could result in a forfeiture of the Pledged Collateral or otherwise materially impair Lender’s security interest created by this Agreement in the Pledged Collateral;

9.6              any failure by Pledgors to perform any of their obligations under this Agreement (other than those specified in Sections 9(a) through (e)), as and when required, which continues for a period of thirty (30) days after notice of such failure by Lender to Pledgors.  However, if Pledgors’ failure to perform its obligations as described in this Section 9 is of the nature that it cannot be cured within the thirty (30) day grace period but reasonably could be cured within ninety (90) days, then Pledgors shall have additional time as determined by Lender in its discretion, not to exceed an additional sixty (60) days, in which to cure such default, provided that Pledgors have diligently commenced to cure such default during the 30-day grace period and diligently pursues the cure of such default.  However, no such notice or grace periods shall apply in the case of any such failure which could, in Lender’s judgment, absent immediate exercise by Lender of a right or remedy under this Agreement, result in harm to Lender, impairment of the Note or this Agreement or any other security given under any other Loan Document;

9.7              any failure by Borrower or any guarantor of the Indebtedness to perform any of their respective obligations as and when required under any Loan Document other than this Agreement which continues beyond the applicable cure period, if any, specified in that Loan Document;

9.8              any exercise by the holder of any other debt instrument secured by a mortgage, deed of trust or deed to secure debt on the Mortgaged Property of a right to declare all amounts due under that debt instrument immediately due and payable;

9.9              the occurrence of any Bankruptcy or Insolvency Event; and

9.10          if any of Pledgors’ representations and warranties in this Agreement or any other Loan Document is false or misleading in any material respect.

10.              Remedies.  Upon the occurrence and during the continuation of any Event of Default, Lender may, without notice to or demand upon Borrower, do any one or more of the following:

10.1          exercise any or all of the rights and remedies provided for herein, in the other Loan Documents and/or by the UCC, including, without limitation, the right to recover all Attorneys’ Fees and Costs and other expenses incurred by Lender in the enforcement of this Agreement or in connection with Borrower’s redemption of the Pledged Collateral;

10.2          sell all or any portion of the Pledged Collateral in any commercially reasonable manner in one or more public or private sales, at the sole discretion of Lender, or proceed by an action or actions at law or in equity to recover the Secured Obligations; provided that, in connection with any sale of the Pledged Collateral, Lender may, at its election, comply with any limitation or restriction (including any restrictions on the number of prospective bidders and purchasers or any requirement that they have certain qualifications or that they represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of the Pledged Collateral) as it may be advised by counsel is necessary in order to avoid any violation of applicable law or to obtain any governmental approval, and such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Lender be liable nor accountable to Pledgors for any discount allowed by reason of the fact that the Pledged Collateral is sold in compliance with any such limitation or restriction, a private sale of which notice shall have been published in accordance with applicable “no action” letters published by the Securities and Exchange Commission, and that otherwise complies with such letters, shall be deemed to constitute a “public disposition” within the meaning of Section 9-610(c)(1) of the UCC; or

10.3          have the right, but not the obligation, to (i) exercise any and all voting, management and other consensual rights pertaining to the Pledged Collateral or any part thereof, and (ii) receive, hold, apply and distribute any and all Distributions or other income with respect to the Pledged Collateral or any part thereof;

10.4          enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent Lender from pursuing any other or further remedy which it may have, and any repossession or retaking or sale of the Pledged Collateral pursuant to the terms hereof shall not operate to release any Pledgor Borrower until full and final payment of any deficiency has been made in cash; and Pledgors shall reimburse Lender upon demand for, or Lender may apply any proceeds of Pledged Collateral to, the reasonable costs and expenses (including Attorneys’ Fees and Costs, transfer taxes and any other charges) incurred by Lender in connection with any sale, disposition or retention of any Pledged Collateral hereunder.

11.              Application of Proceeds.  Except as expressly provided elsewhere in this Agreement, all proceeds received by Lender in respect of any sale, any collection from, or other realization upon all or any part of the Pledged Collateral shall be applied in full or in part by Lender against, the Secured Obligations in the following order of priority:  first, to the payment of all costs and expenses (including, without limitation, Attorney’s Fees and Costs) paid or incurred by Lender in connection with the exercise of any right or remedy hereunder or under the Note, in such order and priority as Lender may elect in its sole discretion; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations (including, without limitation, interest at the Default Rate) for the benefit of Lender, in such order and priority as Lender may elect in its sole discretion; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of Borrower or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

12.              Standard of Care; Limitation on Lender’s Obligations.  The powers conferred on Lender hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Lender shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.  Neither Lender nor any of its members, partners, directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of Borrower, Senior Lender or any other Person.

13.              Lender’s Right to Cure; Protective Advances.

13.1          If Pledgor fails to perform any of its obligations under this Agreement, any other Loan Document, or if any action or proceeding is commenced which purports to affect the Pledged Collateral, Lender’s security in the Pledged Collateral or Lender’s rights under this Agreement or the other Loan Documents, then Lender at Lender’s option may make such appearances, file such documents, disburse such sums and take such actions as Lender reasonably deems necessary to perform such obligations of Pledgor and to protect the Pledged Collateral and Lender’s interest therein.

13.2          Any advances made, amounts disbursed or fees or costs incurred by Lender in connection with any action taken pursuant to this Section 13, shall be secured hereby, shall be added to, and become part of, the principal component of the Indebtedness, shall be immediately due and payable and shall bear interest from the date incurred until paid at the Default Rate (as defined in the Note).

14.              Indemnification. Neither Lender, nor any director, officer, agent or employee of Lender, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection therewith, except for its or their own gross negligence or willful misconduct. Each Pledgor hereby agrees to indemnify and hold harmless Lender and any such agent of Lender from and against any and all liability incurred by Lender (or such agent) hereunder or in connection herewith, unless such liability shall be due to the gross negligence or willful misconduct on the part of Lender or such agent.

15.              Expenses. Each Pledgor will upon demand pay to Lender the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Lender may incur in connection with (a) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (b) the exercise or enforcement of any of the rights of Lender hereunder, or (c) the failure by Pledgor to perform or observe any of the provisions hereof.

16.              Security Interest Absolute.

16.1          All rights of Lender and security interests hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a)               any lack of validity or enforceability of the Note or any other agreement or instrument relating to the Note;

(b)               any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Note;

(c)               any exchange, release or non perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

(d)               any other circumstance which might otherwise constitute a defense available to, or a discharge of, each Pledgor or any other pledgor or any guarantor or comaker in respect of the Secured Obligations or each Pledgor in respect of this Agreement.

16.2          Lender may, furthermore, from time to time, whether before or after any of the Secured Obligations shall become due and payable, without notice to each Pledgor, take all or any of the following actions: (i) retain or obtain a security interest in any property, in addition to the Pledged Collateral, to secure any of the Secured Obligations, (ii) retain or obtain the primary or secondary liability of any party or parties with respect to any of the Secured Obligations, (iii) extend or renew for any period (whether or not longer than the original period) or exchange any of the Secured Obligations or release or compromise any obligation of any nature of any party with respect thereto, (iv) surrender, release or exchange all or any part of any property, in addition to the Pledged Collateral, securing any of the Secured Obligations, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect to any such property, and (v) resort to the Pledged Collateral for payment of any of the Secured Obligations whether or not it shall have resorted to any other property securing the Secured Obligations or shall have proceeded against any party primarily or secondarily liable on any of the Secured Obligations.

17.              Amendments; Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by each Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

18.              Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until payment in full of the Secured Obligations and the termination of any commitment by Lender with respect thereto, (b) be binding upon each Pledgor, each Pledgor’s successors, transferees and assigns, and (c) inure, together with the rights and remedies of Lender hereunder, to the benefit of Lender and its successors, transferees and assigns.

19.              Miscellaneous Provisions.

19.1          No Waiver.  The rights and remedies of Lender and Borrower under this Agreement are cumulative and not alternative.  Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.  To the maximum extent permitted by applicable law:  (i) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

19.2          Loan Charges.  If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower is interpreted so that any charge provided for in any Loan Document, whether considered separately or together with other charges levied in connection with any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that charge is hereby reduced to the extent necessary to eliminate that violation.  The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the principal of the Indebtedness.  For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness which constitutes interest, as well as all other charges levied in connection with the Indebtedness which constitute interest, shall be deemed to be allocated and spread over the stated term of the Note.  Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

19.3          Power of Attorney.  If Borrower fails to timely execute and deliver any document, certificate, contract, statement or other agreement required to be executed and delivered by Borrower pursuant to the terms of this Agreement or any other Loan Document and such failure continues for more than five (5) Business Days of delivery of notice by Lender stating that such performance by Borrower is passed due, then Borrower hereby irrevocably appoints Lender as Borrower’s attorney in fact, such appointment coupled with an interest, to execute and deliver any and all and all such documents, certificates, contracts, statements or other agreements in Borrower’s name.

19.4          Notices.  All notices and other communications required or permitted hereunder shall be in writing, and shall be (i) personally delivered with a written receipt of delivery; (ii) sent by a nationally-recognized overnight delivery service requiring a written acknowledgement of receipt or providing a certification of delivery or attempted delivery; (iii) sent by certified or registered mail, return receipt requested; or (iv) sent by confirmed facsimile transmission or electronic delivery with an original copy thereof transmitted to the recipient by one of the means described in subsections (i) through (iii) no later than three (3) Business Days thereafter.  All notices and other communications shall be deemed effective when actually delivered as documented in a delivery receipt; provided, however, that if the same was sent by overnight courier or mail as aforesaid and is affirmatively refused or cannot be delivered during customary business hours by reason of the absence of a signatory to acknowledge receipt, or by reason of a change of address with respect to which the addressor did not have either knowledge or written notice delivered in accordance with this paragraph, then the first attempted delivery shall be deemed to constitute delivery.  Each party shall be entitled to change its address for notices and communications hereunder from time to time by delivering to the other party notice thereof in the manner herein provided for the delivery of notices and communications generally.  All notices and communications hereunder shall be sent to the addressee at its address set forth following its name below:

(a)               To the Borrower:

c/o AAH Management Co., Inc.

Laurelwood Corporate Center

1103 Laurel Oak Road, Suite 105B

Voorhees, NJ 08043

Attention: Barry Sharer

Facsimile: 856-435-4868

with copy to:

Paul & Katz, P.C.

Laurelwood Corporate Center

1103 Laurel Oak Road, Suite 105C

Voorhees, NJ 08043

Attention: Edward L. Paul

Facsimile: 856-435-7064

(b)               To Lender:

AIMCO

4582 South Ulster Street Parkway

Suite 1100

Denver, CO  80237

Attention:  Trent Johnson, Esq.

Facsimile:  720-200-6882

with copy to:

Law Offices of Peter H. Alpert, Inc.

601 S. Figueroa Street, Suite 2330

Los Angeles, CA 90017

Attention: Peter H. Alpert

Facsimile: 213-687-1511

Any notice under the Note and any other Loan Document that does not specify how communications are to be given shall be given in accordance with this Section 21(d).

19.5          Amendments.  This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

19.6          Entire Agreement.  This Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

19.7          Successors and Assigns Bound.  This Agreement shall bind, and the rights granted by this Agreement shall inure to, the respective successors and assigns of Lender and Borrower.

19.8          Sale of Note.  Lender may freely assign or otherwise transfer all or any portion of its interest in the Note or the Indebtedness without obtaining the consent of or giving any notice thereof to Borrower.  Upon any assignment or other transfer by Lender (or by operation of law) of all or any portion of Lender’s interest in the Note or the Indebtedness, the term “Lender,” as used herein, shall mean (as applicable) each party then holding an interest in the Note or the Indebtedness, including, without limitation, any assignee or other transferee or successor to Lender then becoming a holder of all or any portion of the Note or the Indebtedness.

19.9          Interpretation.  When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

19.10      Counterparts; Effect.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

19.11      Reserved.

19.12      Full Recourse Loan.  The terms and provisions of Section 9 of the Note are hereby incorporated by reference into this Agreement to the same extent and with the same force and effect as if fully set forth herein.

19.13      GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE.  TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT.

19.14      CONSENT TO JURISDICTION AND VENUE.  ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT, MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF CAMDEN, COUNTY OF CAMDEN, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  HOWEVER, NOTHING IN THIS NOTE IS INTENDED TO LIMIT ANY RIGHT THAT LENDER MAY HAVE TO BRING ANY SUIT, ACTION OR PROCEEDING RELATING TO MATTERS ARISING UNDER THIS AGREEMENT IN ANY COURT OF ANY OTHER JURISDICTION, INCLUDING, WITHOUT LIMITATION, ANY STATE WHERE THE MORTGAGED PROPERTY IS LOCATED.

19.15      JURY TRIAL WAIVER.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER EACH (i) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS LENDER AND BORROWER THAT IS TRIABLE OF RIGHT BY A JURY AND (ii) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

19.16      Relationship of Parties; No Third Party Beneficiaries.  The relationship between Lender and Borrower shall be solely that of creditor and debtor, respectively, and nothing contained in this Agreement shall create any other relationship between Lender and Borrower. No creditor of any party to this Agreement and no other Person shall be a third party beneficiary of this Agreement or any other Loan Document.

19.17      UCC Insurance Policy.  At Lender’s election (in its sole discretion) in connection with the making of the Loan, Lender may obtain, and Borrower shall pay the cost of, a UCC or mezzanine loan form insurance policy insuring the security interest in the Pledged Collateral created by this Agreement, with such endorsements thereto as Lender may reasonably require and in form and substance, and issued by a title insurance company, acceptable to Lender in its reasonable discretion. [NOTE:  In order for Lender to receive a UCC policy the insurer will typically require that the Mortgage Borrower opt in to Article 8 of the UCC]

19.18      Conflict with Senior Loan Documents.  If any of the covenants, terms and conditions of this Agreement or the other Loan Documents are inconsistent with the covenants, terms and conditions currently contained in the Senior Instrument in that (i) compliance with the covenants, terms and conditions of this Agreement will constitute a default under the Senior Instrument or (ii) compliance with the covenants, terms and conditions of the Senior Instrument will constitute a default under this Agreement, then, in either such event, the covenants, terms and conditions of this Agreement shall be deemed modified and amended to the limited extent necessary to preclude such a default.  If Lender or any other Person shall cure any default by Mortgage Borrower under the Senior Instrument or the other Senior Loan Documents, such cure shall not operate or be construed to cure or waive the Event of Default occurring hereunder as a result of such Senior Loan default.

19.19      [Intentionally Omitted]]

19.20      Disclosure of Information.  Lender may furnish information regarding Borrower, the Mortgage Borrower, the Pledged Collateral or the Mortgaged Property to third parties with an existing or prospective interest in the purchase of the Indebtedness.  Borrower irrevocably waives any and all rights it may have under applicable law to prohibit such disclosure, including but not limited to any right of privacy.

19.21      Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

19.22      Termination of the Agreement.  This Agreement shall terminate upon full and final payment and performance of all of the Secured Obligations.  At such time, Lender shall immediately reassign and redeliver to Borrower all of the Pledged Collateral hereunder which has not been sold, disposed of, retained or applied by Lender in accordance with the terms hereof.  Such reassignment and redelivery shall be without warranty by or recourse to Lender (provided that such Pledged Collateral shall not have been previously transferred or encumbered by Lender and Lender shall so represent and covenant).

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

PLEDGOR:                                                            HCI PROPERTIES LLC,

a New Jersey limited liability company

By  /s/Barry Sharer

Name: Barry Sharer

Title: Managing Member

HOWELL COUNTRYSIDE, INC.,

a New Jersey corporation

By  /s/Barry Sharer

Name: Barry Sharer

Title: President

A.A.H. MANAGEMENT COMPANY, INC.,

a New Jersey corporation

By  /s/Barry Sharer

Name: Name: Barry Sharer

Title: President

LENDER:                                                               NATIONAL TAX CREDIT INVESTORS II

a California limited partnership

By  National Partnership Investments Corp.,

a California corporation,

General Partner

By  /s/Jesse Curll

Name:  Jesse Curll

Title:  Vice President